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                                                                    EXHIBIT 10.3

                                 LEASE AGREEMENT

            THIS LEASE AGREEMENT (this "Lease") is dated as of February 14, 1997, and is entered into by and between LONG BEACH HOTEL ASSOCIATES, L.P., as lessor (hereinafter called "Lessor"), and SLC OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, as lessee (hereinafter called "Lessee"). As parties hereto, Lessor and Lessee agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

      Section 1. Definitions: "Shall" or "will" means "covenants to" whenever the context permits. "According to law" means in strict compliance with applicable statutes, ordinances and regulations of any governmental authority having jurisdiction.

      Section 2. Construction: This lease shall be governed by and construed in accordance with the laws of the State of Arizona. The validity or unenforceability of any provision hereof shall not affect any other provision, and any invalid or unenforceable provision shall be limited only to the extent necessary to conform to law and so as most closely to carry out the intent of the parties hereto as expressed herein. Whenever provision is made for either party to secure the consent or approval of the other, such consent or approval shall not be unreasonably withheld.

      Section 3. Captions: The headings of the articles and sections of this Lease are for convenience only and do not define or limit, and shall not be used to construe, such articles or sections.

                                   ARTICLE II

                               PREMISES AND TERM

      Section 1. Leased Premises: Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, on the terms and conditions contained in this Lease, Lessor's interest in (a) the real property commonly known as the Sheraton Long Beach Hotel and located at 333 East Ocean Boulevard, Long Beach, California 90802, and more fully described on Exhibit "A" attached hereto (the "Land"), (b) all buildings and improvements now or in the future located on the Land, and all appurtenances thereto (the "Improvements"), (c) all easements, licenses, permits and other rights or privileges appurtenant to or necessary for the intended use of the Land or Improvements (the "Appurtenances") (the Land, Improvements and Appurtenances are collectively referred to herein as the "Real Property"), and
(d) all equipment, furniture and other personal property owned by Lessor and located in or on the Real Property, or associated therewith, or that may in the future be installed therein or thereon by Lessor (the "Personal Property"). The Real Property and the Personal Property are sometimes hereinafter collectively referred to as the "Premises."

            Lessee hereby acknowledges that Lessor has delivered possession of the Premises to Lessee, and that Lessee accepts the Premises in an "as is" condition as of the Commencement Date (as defined below). Lessee further acknowledges that Lessor shall not have any obligation to make any improvements or repairs in or to the Premises except as may be expressly set forth in this Lease.

      Section 2. Lease Term: The term of this Lease (the "Lease Term") shall commence on February 14, 1997 (the "Commencement Date") and shall end on February 13, 2000, unless sooner terminated as set forth in this Lease.

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            Section 3. Lease Year: As used in this Lease, the term "Lease Year"
means the full calendar year, except that the first Lease Year shall commence on the Commencement Date, and shall end on December 31 of the same calendar year, and the last Lease Year shall end at the same time as the Lease Term shall end, even if less than a full calendar year.

            Section 4. Recording: Neither this Lease nor a copy thereof shall be recorded by either party hereto in any public record. Upon request of either party after the Commencement Date, Lessor and Lessee shall execute a memorandum of lease in recordable form containing the terms and provisions required by applicable law. The memorandum may be recorded by either party in the county where the Premises are located.

                                  ARTICLE III

                    IMPROVEMENTS, FURNISHINGS AND INVENTORY

            Section 1. Furnishings: Lessee shall keep all of the furnishings, fixtures and equipment (the "Furnishings") installed in or furnished to the Premises, whether installed or furnished by Lessee, Lessor or a third party, in good condition and repair (ordinary wear and tear excepted) and keep the same free of all liens, claims, encumbrances and rights of others, and shall replace the same when needed at all times during the Lease Term at Lessee's sole cost and expense.

            Section 2. Improvements: Any property permanently installed, affixed or embedded in the Premises such as could not be removed without damage to the Premises, and any and all alterations or repairs thereto or replacements thereof, shall at once become a part of Lessor's estate in the realty and belong to Lessor, without any obligation of Lessor to compensate Lessee therefor other than as expressly set forth in this Lease.

            Section 3. Inventories: Lessee shall be obligated to provide, at its sole cost and expense, all food, beverage, supplies and other inventories (the "Inventories") necessary to the operation of the Premises as a high-quality hotel facility, and to maintain or replace such Inventories in the ordinary course of business. Lessor shall have no obligations with respect to the Inventories.

                                   ARTICLE IV

                                      RENT

      Section 1. Amount of Rent:

            (a) At such place or places as Lessor shall designate from time to time in writing, Lessee shall pay to Lessor when due, without prior demand therefor and without any deduction or offset whatsoever, rent as follows:

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            (i) A "Basic Rent" equal to Thirty-Three Thousand Three Hundred
      Thirty-Three and 33/100 Dollars ($33,333.33) per month (partial months, if any, being prorated on the basis of a 30-day month). The Basic Rent shall be payable in advance on or before the first day of each month (in the event that the first Lease Year commences on a day other than the first day of a month, said rent for the first month of the Lease Term shall be paid on a prorated basis on the Commencement Date) beginning with the start of the first Lease Year and continuing until the end of the Lease Term, and shall constitute the minimum monthly rental hereunder.

            (ii) A quarterly percentage rent, cumulated and adjusted quarterly (the "Percentage Rent"), equal to the sum of Forty-two percent (42%) of Lessee's "Gross Receipts" (as hereinafter defined) from the operation of Lessee's business in the hotel portion of the Premises (the "Rooms Percentage") during each Lease Year, plus Five percent (5%) of the "Gross Sales" (as hereinafter defined) of the business in the restaurant and lounge portions of the Premises during each Lease Year. Said sums shall be monthly and shall be accompanied by a detailed statement (certified by the chief accounting officer of Lessee) of Gross Receipts and Gross Sales. Lessee shall be entitled to a deduction, from the Percentage Rent, of all Basic Rent actually paid.

            (b) Within 45 days after the end of each Lease Year during the term hereof, a Percentage Rent computation for such prior Lease Year shall be delivered by Lessee to Lessor. If requested in writing, by either party, such Percentage Rent calculation shall be certified by a nationally recognized certified public accountant reasonably acceptable to Lessor, and shall set forth a detailed statement of the Gross Receipts of the hotel portion of the Premises and the Gross Sales of the restaurant and lounge portions of the Premises. If the aggregate Percentage Rent paid during any Lease Year is less than the Percentage Rent payable hereunder computed with respect to such Lease Year, the deficit shall forthwith be paid over to Lessor by Lessee. If the aggregate Percentage Rent paid during such Lease Year exceeds the Percentage Rent payable hereunder with respect to such Lease Year, the excess Percentage Rent amount shall be carried over as a credit against the Percentage Rent payable with respect to the following one or more subsequent Lease Year quarterly periods until such credit shall have been used up completely.

            Section 2. Gross Receipts and Gross Sales: As used in this Lease:

              (a) "Gross Receipts" means the total revenue received from the rental of guest rooms and meeting rooms in the hotel portion of the Premises, without deduction. Gross Receipts shall not include revenue of Lessee derived from or in respect of vending machines, telephones, laundry or dry cleaning. Gross Receipts also shall not include sales, rooms or other excise taxes, if any, required to be collected by Lessee to the extent such taxes are actually paid to the proper tax receiving authorities.

               (b) "Gross Sales" means the gross sales price of all food and beverages sold by Lessee, or any subtenant, agent, licensee, or concessionaire of Lessee at, in or from the restaurant, bar and banquet portions of the Premises; provided, however, that "Gross Sales" shall exclude any and all rebates and/or refunds to customers, proceeds from vending machines, meals charged to or paid for by employees and deducted for tax accounting purposes or minimum wage requirements during hours of employment, the amount of all sales tax receipts or other taxes that are required by law to be and are in fact accounted for and paid by Lessee, or such subtenant, agent, licensee or concessionaire of Lessee, to any government or governmental agency.

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            Section 3. Additional Rent: In addition to the rental provided for in Section 1 of this Article IV, Lessee shall pay, as additional rent, each and all of the payments called for by all equipment leases, if any, to which Lessor is a party and that relate to equipment currently utilized on the Premises, whether in effect as of the date hereof or entered into subsequent to the Commencement Date of this Lease (the "Equipment Leases"), as such payments may be adjusted from time to time in accordance with the terms of the Equipment Leases. Such payments shall be made by Lessee directly to the lessor under each of the Equipment Leases. Such payments by Lessee under the Equipment Leases shall be wholly separate from, and shall not affect, Lessee's obligations to make all other payments provided for in this Lease, including, without limitation, payments of any type of rental provided for by Section 1 of this
Article IV, and shall not be included in, or affect in any fashion, the calculation of any Basic Rent or Percentage Rent owed or payable thereunder. Lessor shall retain all rights under the Equipment Leases, and Lessee shall have no right, title or interest in or with respect to the Equipment Leases, or the equipment covered by the Equipment Leases, other than the right to use such equipment for so long as it may be located on the Premises.

            Section 4. Net: Lessee acknowledges that this Lease is a "net" lease. Accordingly, in addition to the rental provided for in Sections 1 and 3 of this Article IV, Lessee shall pay, as additional rent hereunder, all insurance, taxes, water, heat, gas, electricity, rubbish removal, landscape, parking lot maintenance and all other utilities and services supplied to the Premises, and all other charges, costs and expenses relating to the Premises or the use and occupancy of the same by Lessee or any other person or entity. Anything herein contained to the contrary notwithstanding, Lessee shall not engage for the account of Lessor the services of any consultant (including, without limitation, legal counsel, management consultants, appraisers and accountants) for the Premises without Lessor's prior written consent.

            Section 5. Reports and Records: Lessee shall keep, at the Premises or at Lessee's corporate offices, permanent and accurate records of all Gross Receipts and Gross Sales, which records shall be open to inspection by Lessor or its agents during ordinary business hours. Lessee will preserve, or cause to be preserved, all such records for at least five years after the expiration of each Lease Year. In addition, Lessee shall give Lessor, (i) on the 10th, 20th and last day of each calendar month, Gross Receipts, Gross Sales and occupancy reports, (ii) on a monthly basis, on or before the 20th day following the end of each month, a complete set of financial statements, including a balance sheet and a detailed monthly profit and loss statement, and (iii) on an annual basis, within 45 days after the end of each Lease Year, a complete set of financial statements, including a balance sheet and profit and loss statement certified by a nationally recognized independent certified public accountant reasonably acceptable to Lessor.

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            Section 6. Special Audit of Annual Reports: At any time, upon reasonable notice to Lessee, Lessor may make a special audit of any of Lessee's books and records in respect of business operations on the Premises; provided, however, that Lessor shall give Lessee a copy of any audit report. If such audit discloses a deficiency in Percentage Rent for any Lease Year, the amount thereof, together with interest thereon at a floating rate five percentage points (5%) above Wells Fargo Bank's announced "prime rate" from the date that the Percentage Rent should have been paid to the date of payment, shall be paid to Lessor no later than the first day of the next calendar month. If such audit shows the Percentage Rent to have been overpaid, the amount thereof shall be deducted from the next Percentage Rent payments thereafter becoming due. If such audit discloses a deficiency in the payment of the Percentage Rent of more than three percent (3%) of the amount that should have been paid, Lessee shall pay for the special audit. Otherwise, such audit shall be at Lessor's expense. The auditor shall be a reputable firm of national standing chosen by Lessor, and whose rates shall be comparable to rates charged by accounting firms of similar size and reputation.

            Section 7. Financial Plan: Lessee shall provide to Lessor, within 30 days prior to the beginning of each Lease Year, an annual financial and operating plan (the "Financial Plan") for Lessor's approval, which approval will not be unreasonably withheld. The Financial Plan shall include a month-to-month forecast of all revenues expected to be generated at the Premises, and operating expenses associated therewith, including a schedule of proposed capital improvements and refurbishment, and cost estimates thereof, for the next succeeding Lease Year. The Financial Plan shall be updated within 15 days after the end of each calendar quarter of each Lease Year, if Gross Receipts or Gross Sales vary by more than ten percent (10%) from amounts set forth on the Financial Plan, or if gross operating profit, as that term is generally understood, varies by more than twenty percent (20%) from amounts set forth on the Financial Plan.

                                   ARTICLE V

                   USE, REPAIR, REPLACEMENTS AND ALTERATIONS

            Section 1. Business Use: The Premises may be used solely for the purpose of operating a hotel, together with (i) such ancillary uses as are commonly associated therewith or incidental thereto; and (ii) to the extent not covered by the foregoing, such uses as are, as of the date of execution of this Lease, being made of the Premises by Lessee or its subtenants, agents, licensees or concessionaires. Lessee agrees to operate its business on the Premises continuously during the Lease Term, and to keep the Premises open for business during usual business hours each and every day as is customary for such businesses in the metropolitan area in which the Premises are located, subject only to such periodic closures as may be necessary to complete required repairs, restoration, replacements, refurbishment or construction. Lessee shall conduct its business according to law and as a high grade and reputable concern.

            Lessee shall not permit the Premises or any part thereof to be vacated or abandoned at any time during the Lease Term nor remove from service any of the guest rooms of the hotel portion of the Premises or any of the seating capacity in the restaurant or lounge portions of the Premises, without Lessor's prior written consent; provided, however, that if a fire, flood, explosion, earthquake, act of God or other accident or contingency beyond the control of Lessee and not caused by the action or inaction of Lessee (an "Unusual Circumstance") shall occur on the Premises, Lessee shall be permitted to vacate or abandon that part of the Premises directly affected by such Unusual Circumstance for such period of time as the same remains untenantable; and provided, further, that if any law, ordinance, regulation, ruling or order (a "Governmental Order") shall be enacted or otherwise properly put into effect by any governmental authority mandating vacation or abandonment of any part or all of the

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Premises, Lessee shall be permitted to vacate or abandon that part of the
Premises directly affected by such Governmental Order for such period of time as the Governmental Order remains in effect with respect to the Premises. Lessee shall give Lessor written notice within two days after any portion of the Premises is abandoned or any guest room or any of the seating capacity of the restaurant or lounge portions of the Premises are taken out of service because of an Unusual Circumstance or Governmental Order. Lessee's right to vacate or abandon the Premises shall cease, and Lessee shall reoccupy the vacated or abandoned portion of the Premises, within 30 days after the Premises become tenantable or the Governmental Order ceases to affect such Premises, as the case may be. If the Premises (whether in whole or in part) shall be abandoned, vacated or surrendered for any reason other than due to an Unusual Circumstance or Governmental Order, or if Lessee shall be dispossessed therefrom by process of law or otherwise, any personal property left in or upon the Premises shall be deemed to have been abandoned and shall become the property of Lessor.

            Lessee shall use and operate the Premises in strict compliance with
(i) all applicable laws, statutes, ordinances, rules and regulations of any governmental body with jurisdiction over the Premises ("Applicable Laws") including, without limitation, all environmental laws and all laws prohibiting discrimination or segregation by reason of race, color, religion, disability, sex, natural origin or otherwise; (ii) all orders or decrees affecting the Premises ("Applicable Decrees"); and (iii) all conditions and restrictions contained in recorded covenants, conditions and restrictions affecting the Premises, if any ("Applicable Restrictions"). Lessee shall not take any action, or permit the Premises to be used or operated in any manner, that would violate any Applicable Law, Applicable Decree or Applicable Restriction. Lessee or its assignee shall obtain and maintain, at its sole cost and expense, such licenses as are necessary in connection with operation of the restaurant and lounge.

            Section 2. Repairs and Replacements: Lessee, at its sole cost and expense, shall keep the Premises, or cause them to be kept, in good order and repair, in a clean and sanitary condition, and shall comply with all laws, statutes, rules and regulations of all governmental authorities having jurisdiction over the Premises. Lessee, at no cost or expense to Lessor, shall make or cause to be made such ordinary and necessary repairs to the Premises as are caused or made necessary by Lessee's use or occupation of the Premises or the conduct of Lessee or its agents, employees or invitees upon the Premises.

            Sections 3. Operating Expenses and Working Capital: Except as otherwise provided in this Lease, Lessee shall pay all expenses and costs associated with the operation of the Premises and shall provide all working capital therefor whether from funds originating from the operation of the property or otherwise.

            Section 4. Alterations: Lessee may make, at its sole cost and expense, reasonable alterations or additions to the Premises, but alterations estimated to cost in excess of Ten Thousand Dollars ($10,000) may only be made with Lessor's prior written consent, which consent shall not be unreasonably withheld. Lessor shall be deemed to have given its consent if Lessor fails to respond to any notice of such alterations within 15 business days of the giving of notice thereof by Lessee.

            Section 5. Construction in Accordance with all Laws: All improvements constructed by Lessee on or about the Premises, if any, shall be constructed in strict compliance with the plans as approved by Lessor and in strict compliance with all applicable laws and governmental regulations. Lessee agrees to procure and deliver to Lessor at Lessee's expense evidence of compliance with all applicable codes, ordinances, regulations and requirements for permits and approvals, including, but not limited to, building permits, zoning and planning requirements, and approvals from various governmental agencies having jurisdiction over the Premises. Lessor shall have

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the right to post and maintain on the Premises any notice of non-responsibility provided for under applicable law, and to inspect the Premises in relation to the construction at all reasonable times.

            Section 6. Mechanics' Liens: Lessee shall neither cause nor permit any claim of lien to be filed against the Premises for labor done or materials furnished to or contracted for by Lessee or alleged to have been so done or furnished, and in the event that any such claim shall nevertheless be so filed, Lessee shall discharge or adequately bond the same within 10 days after the filing thereof; provided, however, that Lessee shall not be in default of this
Section 6, and shall not be required to provide any such discharge or bond, if any such claim is filed against the Premises due to the fault of Lessor.

            Section 7. Capital Expenditures by Lessor: Lessor shall pay for those capital expenditures set forth in the Financial Plan that are approved by Lessor. Within 10 days after receiving the Financial Plan, Lessor shall advise Lessee as to which capital expenditures in the Financial Plan Lessor approves. Such approval shall be in Lessor's absolute discretion. If Lessee disagrees with such decision made by Lessor, Lessee's sole remedy shall be to terminate the Lease upon not less than 90 days written notice to Lessor. If the capital expenditure agreed to by Lessor is greater than four percent (4%) of the Gross Receipts, then, and in that event, the Basic Rent payable hereunder shall be renegotiated, at the option of Lessor. If the parties are unable to reach agreement on a new Basic Rent amount, Lessor shall have the option of reducing the amount of its capital expenditure so that such expenditure is not greater than said 4% of Gross Receipts.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

            Section 1. Additional Obligations: Lessee agrees:

                  (a) To purchase all Inventories for the Premises, and to maintain such Inventories at levels necessary for the ongoing operation of the Premises;

                  (b) To provide all working capital reasonably necessary to operate the Premises efficiently and effectively; and

                  (c) To pay all costs and expenses in connection with obtaining and maintaining liquor licenses utilized in the restaurant and bar portion of the Premises.

            Section 2. Liquor License:

            (a) To the extent permitted by law, Lessee hereby grants to Lessor, to secure each and all of Lessee's obligations hereunder, a security interest in each liquor license for the restaurant and bar portions of the Premises. Lessee warrants that upon its acquisition of said liquor license(s), Lessee will have title to such license(s) free and clear of all liens, claims, encumbrances and rights of third parties except as may have been approved by Lessor. Lessee further warrants that the grant of the foregoing security interest is not and will not be in violation of the terms, conditions or covenants of any agreement, arrangement or understanding, whether oral or written, between Lessee and any third party. Lessee shall not sell, contract to sell, lease, encumber or otherwise dispose of any such license without the prior written consent of Lessor.

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            (b) Lessee shall pay when due all fees, assessments, charges, liens or encumbrances, if any, that might at any time, either in accordance with or in violation of the terms of this Lease, affect the liquor license(s). Lessee shall take no action in connection with the operation of Lessee's business on the Premises that would jeopardize Lessee's possession of such license(s), and shall immediately notify Lessor in writing about any communication received from any party, public or private, relating to Lessee's possession of said license(s). Lessee, at Lessor's request, shall execute and deliver to Lessor any and all financing statements, deeds of trust and other documents or instruments deemed necessary by Lessor in connection with or for the perfection of Lessor's security interest hereunder. In the event of any default under this Lease, Lessor may exercise all rights and remedies of a secured party, all of which rights and remedies shall be cumulative. Lessee hereby waives any right to require Lessor to proceed against any other person or entity or to exhaust Lessor's rights against any collateral or to pursue any other remedy in Lessor's power in the event of a default under this Lease. Each of Lessor and Lessee acknowledges that, under local law, the liquor license(s) may not be transferable.


            (c) Lessor acknowledges that Lessee plans to take title to each of the above-described liquor licenses, to the extent permissible by law, in Lessee's own name, in the name of a subsidiary or affiliate of Lessee or in the name of the manager of the Premises and hereby consents to such vesting, provided that if and to the extent requested by Lessor, Lessee shall have (if permitted by law) caused

            (d) the holder(s) of the license(s) to have (i) executed an agreement granting to Lessor a security interest in the license(s) on the same terms as set forth above; and (ii) executed a financing statement on Form UCC-1 or such other documentation as may be necessary to perfect Lessor's security interest in such license(s).

                                  ARTICLE VII

                         INDEMNITY. INSURANCE AND TAXES

            Section 1. Indemnity: To the maximum extent permitted by applicable law, Lessee shall indemnify and save Lessor harmless against any and all claims of third parties for damage, injury or expenses arising from or incidental to the use or occupation of the Premises, or from any act or negligence of Lessee or its agents, employees, invitees or licensees or of any other person or entity, who, with or without authority of Lessee, enter upon or perform any act relating to the Premises. If any such claim or action shall be brought against Lessor, Lessor shall give Lessee written notice of such claim or action within 15 days of receipt by Lessor of such claim or action, and Lessee shall assume the defense thereof. Lessee, for itself, its successors and assigns, hereby waives, to the maximum extent permitted by applicable law, any and all claims against Lessor for damage, injury, loss or expense arising or resulting from the use or occupation of the Premises.

            Section 2. Insurance: Lessee shall procure and maintain throughout the Lease Term, at Lessee's sole cost and expense, standard fire and extended coverage insurance on the Premises to such extent as to cover the full replacement costs of the Premises, which insurance shall be (in form and substance) subject to Lessor's approval and shall be adjusted annually to reflect the then-current full replacement costs thereof. Except as hereinafter provided, the proceeds of this insurance shall be used for the repair or replacement of the property so insured. Lessor shall be named as an insured as Lessor's interest may appear. Lessee shall, at all times, keep Lessor supplied with certificates evidencing that such insurance is in effect, and that Lessor is named as an additional insured.

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            Lessee shall procure and maintain throughout the Lease Term, at
Lessee's sole cost and expense, public liability insurance (including liquor liability) against all claims or actions arising from or incident to the business conducted by Lessee on or about the Premises or from or incident to any act or negligence of Lessee, or of the agents, employees, invitees or licensees of Lessee or of any other person or entity who, with or without authority of Lessee, enter upon or perform any act relating to the Premises; such insurance shall be in an amount approved by Lessor, but in any event not less than Five Million Dollars ($5,000,000) for injury to or death of one person, also including injury to or death of two or more persons and damage to property. In addition, Lessee shall cause any sublessee to procure and maintain, throughout the Lease Term and at no cost or expense to Lessor, a policy or policies of public liability and property damage insurance, with identical policy limits, including products liability insurance, issued by an insurance company or companies approved by Lessor. Lessor shall be named as an additional insured on said policies as Lessor's interest may appear. Lessee shall also procure and maintain business interruption insurance, which insurance shall be (in form and substance) satisfactory to Lessor. Lessee shall at all times keep Lessor supplied with certificates evidencing that such insurance is in effect and that Lessor is named as an additional insured. Lessee shall not do, omit to do, or permit to be done or omitted any act or thing upon the Premises that will invalidate or be in conflict with any such insurance policy.

            The amounts of insurance specified in this Section 2 shall be subject to review and adjustment by Lessor on every anniversary of the Commencement Date in Lessor's reasonable discretion, and shall in no event be permitted by Lessee to fall below amounts customary in the hotel and restaurant industry in the metropolitan area where the Premises are located. Lessee shall not be obligated to procure and maintain earthquake, flood or structural defect insurance on the improvements on the Premises, unless required by law.

            Lessor and Lessee each hereby waive their entire right to recovery against the other party, and the other party's officers, directors, agents, representatives, employees, successors and assigns, with respect to any loss or damage, including any consequential damage, to the insured party's property caused or occasioned by any peril (including negligent acts) that is actually covered by any policy or policies of insurance required to be carried by the insured party and under that such waiver of subrogation is permitted.

            Section 3. Taxes: Lessee shall pay before delinquency all real and personal property taxes and assessments levied upon or against the Premises imposed by any state, county or local government during the Lease Term. Real and personal property taxes shall be prorated as of the Commencement Date. Real and personal property taxes payable for the last Lease Year shall be prorated as of the termination date of this Lease. Lessee shall have the right before any delinquency occurs to contest the amount or validity of any such tax by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Lessee's covenant to pay any such tax prior to delinquency.

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                                  ARTICLE VIII

                                   DESTRUCTION

            Section 1. Total Destruction: If thirty percent (30%) or more of the total guest rooms (the "Total Rooms") available for rental at the Premises should be totally destroyed, either Lessor or Lessee may elect to terminate this Lease upon giving the other party 30 days' written notice, and all insurance proceeds, if any, payable as a result of the destruction shall be paid to Lessor. Lessor and Lessee each expressly agree that prior to electing to terminate this Lease as permitted in this Section 1, such party will first attempt to negotiate in good faith with the other party towards an appropriate amendment to this Lease to take into account such destruction, including an equitable abatement of rent, and will only give such notice of termination after a good faith attempt towards such negotiation.

            Section 2. Other Destruction: If less than thirty percent (30%) of the Total Rooms should be destroyed, or if thirty percent (30%) or more of the Total Rooms are destroyed and neither Lessor nor Lessee elects to terminate this Lease as permitted under the foregoing Section 1 of this Article VIII, the Premises shall be repaired or reconstructed (which for purposes of this Article VIII shall include refurnishing and re-equipping destroyed Furnishings) in accordance with subparagraphs (a) through (c) hereof as speedily as possible at Lessor's sole cost and expense (but only if insurance proceeds are sufficient for such purposes); such repairs or reconstruction shall conform to all applicable laws, ordinances and regulations and be at least comparable to the quality of the original improvements; provided, however, that if this Lease is not terminated under Section 1 of this Article VIII, the proceeds of any insurance payable as a result thereof shall be applied toward the reconstruction of the Premises, and if such proceeds are insufficient to complete such reconstruction, Lessee shall be obligated to provide the additional funds for the reconstruction, and this Lease shall remain in full force and effect. If Lessee does not provide such additional funds for reconstruction, Lessor shall, at its sole option, have the right to terminate this Lease.

                  (a) If the destruction costs Fifty Thousand Dollars ($50,000) or less to repair or reconstruct, Lessee shall be entitled to receive and retain any and all insurance proceeds payable as a result of the destruction and shall use same for the repair or reconstruction of the Premises.

                  (b) If the destruction costs more than Fifty Thousand Dollars ($50,000), but not more than Two Hundred Fifty Thousand Dollars ($250,000), to repair or reconstruct, Lessor shall be entitled to receive any and all insurance proceeds payable as a result of the destruction, shall hold such proceeds in escrow and shall pay such proceeds to Lessee upon receipt of certificates from Lessee's contractor or architect (or from Lessee, if Lessee shall act as its own contractor) that said repair or reconstruction has been completed. Before making any such payment, however, Lessor shall have the right to make such inspections as Lessor deems necessary to assure itself that the work required to be performed has been so performed. Lessor shall make payments out of such proceeds as the repair or reconstruction progresses, in accordance with certificates from Lessee's contractor and subject to the inspection of Lessor; provided, however, that the last such payment shall not be made until after the expiration of the period for filing of mechanic's or similar liens without any such lien having been filed.

                  (c) If the destruction costs more than Two Hundred Fifty Thousand Dollars ($250,000) to repair or reconstruct, Lessor shall be entitled to receive any and all insurance proceeds payable as a result of the destruction, shall hold such proceeds in escrow and shall pay such proceeds out in the following manner:

                  (i) Lessee shall obtain firm bids for the repair or
            reconstruction of the Premises from three or more qualified contractors other than Lessee.

                  (ii) Lessee shall submit said bids to Lessor. Thereafter,
            Lessee shall, with Lessor's prior approval, hire one of the bidding contractors to do the repair or reconstruction and shall provide in said contract that the contractor shall provide performance, labor and materials bonds or other appropriate security to insure complete repair or reconstruction of the Premises in accordance with such contractor's bid, free of liens, in the full amount of the estimated cost thereof.

                  (iii) If the amount estimated by the contractor chosen to
            complete the repair or reconstruction should be in excess of the amount of the insurance proceeds, if any, Lessor shall have the right to terminate this Lease unless Lessee shall deposit with Lessor sufficient additional monies to create a fund that shall equal the difference. Title to such insurance funds shall reside in Lessor who shall have the sole right to said funds.

                  (iv) Lessor shall make payments out of the insurance proceeds and the aforesaid fund as the repair or reconstruction progresses. In the event that any sum deposited by Lessee remain after completion of the repair or reconstruction, such sums shall be paid to Lessee.

            Section 3. Abatement of Rent: Unless otherwise expressly provided herein, there shall be no abatement or reduction of rent in the event of any destruction of less than thirty percent (30%) of the Total Rooms on the Premises, and Lessee expressly waives the provisions of any law that purports to effect a termination of this Lease upon such destruction.

            Section 4. Disputes: If there should be any dispute as to whether any work required to be performed under this Article VIII has been performed, said dispute shall be settled by Arbitration (as defined in Article XVII, Section 11 hereof).

            Section 5. Constructive Destruction: In the event that the Premises or any part thereof shall be declared unsafe or unfit for occupancy by any authorized public agency for any reason and the cause of such declaration is capable of cure through repair or reconstruction, then the provisions of Section 2 of this Article VIII shall be applicable as if a destruction of the type referred to therein had occurred. In the event that any authorized public agency shall declare the Premises or any part thereof unsafe or unfit for occupancy by reason of the act, or failure to act by Lessee, and the cause of such declaration is not capable of cure through repair or reconstruction, this Lease shall nevertheless remain in full force and effect, with no reduction or abatement in rent. In the event that the Premises or any party thereof shall be declared unsafe or unfit for occupancy due to any other reason, and the cause of such declaration is not capable of cure through repair or reconstruction, then the provisions of Section 1 of this Article VIII shall be applicable as if a destruction of the type referred to therein had occurred.

                                   ARTICLE IX

                                 EMINENT DOMAIN

      Section 1. Definitions: The term "eminent domain" shall include both the exercise of the power of eminent domain or any similar governmental power, whether by public authority or a private corporation, and any purchase or other acquisition in lieu of or in exercise of condemnation. The expression "date of taking" means the date on which actual physical possession is taken by the condemning, purchasing or acquiring entity.

            Section 2. Right of Termination: If thirty percent (30%) or more of the Total Rooms should be taken under the power of eminent domain, either party shall be permitted to terminate this Lease upon giving the other party not less than 30 days' written notice; provided, however, that prior to the giving of such notice of termination, both parties shall have been unable to negotiate an abatement of the Rent satisfactory to both parties after a good faith attempt by both parties to effect such an abatement. If less than thirty percent (30%) of the Total Rooms on the Premises should be taken under the power of eminent domain, this Lease shall remain in full force and effect.

            Section 3. Damages Upon Termination: In the event of a termination of this Lease pursuant to Section 2 of this Article IX by reason of the taking under the power of eminent domain of thirty percent (30%) or more of the Total Rooms, Lessor and Lessee shall divide the amount of the award for such taking based upon the appraised value of their respective interests as determined in the eminent domain proceeding or by independent appraisal.

            Section 4. Assignment of Rights: Subject to the right to receive payments as provided in Section 3 of this Article, Lessee hereby assigns to Lessor all rights or interests Lessee may have now or hereafter in any such condemnation award. In the event of a termination under this Article IX, Lessor and Lessee shall have no liability thereafter one to the other hereunder with respect to the property taken for the period after said termination takes place.

            Section 5. Abatement of Rent: Unless otherwise expressly provided herein, in the event of any taking under the power of eminent domain of less than thirty percent (30%) of the Total Rooms, rent shall not be abated, and the Lease Term shall not be reduced in any way, and Lessor and Lessee shall each be entitled to their respective equitable share of any award for the use or estate taken. If a result of the taking is to necessitate expenditures for changes, repairs, alterations, modifications, or reconstruction to restore the Premises or the furnishings therein to their condition at the date of the taking, Lessor shall receive, hold and disburse the award in trust for such work. At the completion of the work and the discharge of the Premises from all liens and claims, Lessor and Lessee shall divide any surplus based on the relative percentage value of their respective interests in the Premises .

            Section 6. Temporary Taking: In the event of any taking of all or any part or parts of the Premises for a period ending before the expiration date of the Lease Term, neither the Lease Term nor the rent shall be reduced or abated in any way, and Lessee shall be entitled to any award for the use or estate taken. If a result of the taking is to necessitate expenditures for changes, repairs, alterations, modifications, or reconstruction to restore the Premises or the Furnishings to their condition at the time of the taking, Lessee shall receive, hold, and disburse the award in trust for such work. At the completion of the work and the discharge of the Premises from all liens and claims, Lessee shall be entitled to any surplus and shall be liable for any deficit.

                                    ARTICLE X

                            ASSIGNMENT AND SUBLETTING

            Section 1. Lessee: Lessee may not assign this Lease, or any interest therein, or sublet the Premises, or any part thereof, without Lessor's prior written consent, which consent shall not be unreasonably withheld. At Lessor's option, Lessee shall, concurrently with the execution of each sublease, assign to Lessor all of Lessee's right, title and interest in the said sublease as additional security for the performance of Lessee's obligations under this Lease. Lessee agrees to execute an assignment of rents or such other documents or instruments as Lessor reasonably requests to evidence such assignment. Except as permitted by this Section 1, any attempt to assign this Lease, or any interest therein, or any rights thereunder, or to sublease the Premises, or any part thereof, shall be null and void ab initio. For purposes of this Section 1, an assignment of this Lease shall be deemed to include the transfer of a majority of Lessee's outstanding interests; provided, however, that transfers between existing stockholders or partners and transfers of stock or partnership interests on the death of any stockholder or partner, whether by will or intestacy, regardless of the amount so transferred, shall not constitute an assignment of this Lease.

            Section 2. Lessor: Lessor shall have the right, at any time, to freely assign all or any part of Lessor's interest in this Lease.

                                   ARTICLE XI

                                   BANKRUPTCY

            If, during the term hereof, there is filed by or against Lessee, in any court pursuant to any statute or law of either the United States or any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, and within 90 days thereafter, said petition is not discharged, or if Lessee makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease, at the sole option of Lessor exercisable within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated. Such cancellation and termination will be effective retroactively as of the expiration of said period of 90 days or as of the date of such assignment or of such petitioning for or entering into, in which event neither Lessee nor any person or entity claiming through or under Lessee by virtue of any statute, law or order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises to Lessor. In the event of a termination of this Lease pursuant to this Article XI, an Event of Default shall have deemed to occur under this Lease, and Lessor shall have all of the rights and remedies set forth in Article XII, Section 2 hereof.

                                  ARTICLE XII

                                    REMEDIES

            Section 1. Defaults: Unless permitted by the terms of this Lease or consented to by Lessor, upon the occurrence of any of the events designated hereunder as Paragraphs (a), (b), (c) and (d), an Event of Default shall have occurred under this Lease, and Lessor shall have all of the rights and remedies set forth in Section 2 of this Article XII:

                  (a) Lessee shall fail to pay any monies payable by Lessee to Lessor or otherwise required hereunder to be paid by Lessee, including but not limited to the Basic Rent or the Percentage Rent, and such failure shall continue for five days after written notice by Lessor or any other party to whom such obligation shall be payable of such failure; or

                  (b) Lessee shall permit the Premises to become vacant or deserted, and Lessee shall fail to occupy or cause to be occupied the vacated or deserted portion of the Premises within 10 days after written notice from Lessor; or

                  (c) Lessee shall default in the performance of any of Lessee's obligations hereunder, including, without limitation, the obligation to cause the Premises to remain occupied, and shall fail to cure such default within 30 days after written notice from Lessor (or if the default is of such a nature that the default cannot be cured within said 30-day period if Lessee shall not commence the cure of such default during such 30-day period and proceed diligently with the cure thereof); or

                  (d) Any attachment or execution shall be issued against Lessee's property (whether or not contained on the Premises), the Premises or a portion thereof shall be taken or occupied or attempted to be taken or occupied in connection with such attachment or execution by someone other than Lessee, and such attachment or execution shall not be released, discharged, or adequately bonded within 30 days thereafter.

            Section 2. Remedies Upon Default: Upon the occurrence of an Event of Default, in addition to all other remedies available at law or in equity, Lessor shall have the following remedies:

            (a) The right to terminate Lessee's right to possession (including the right of re-entry) in any manner permitted by law;

            (b) Upon termination of such right to possession or upon abandonment of the Premises by Lessee, Lessor may recover from Lessee (i) the worth at the time of award of the unpaid rent that had been earned at the time of termination, calculated by allowing interest on such unpaid rent at the lesser of ten percent (10%) per annum or the highest interest rate allowable under applicable law at the time of award; (ii) the worth at the time of award (calculated by allowing interest as in clause (i) above) of the amount by which the unpaid rent that would have been earned after termination, until the time of award, exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of award (calculated by discounting such amount to present value at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum) of the amount by which the unpaid rent for the balance of the Lease Term, after the time of award, exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all of the detriment proximately caused by Lessee's failure to perform Lessee's obligations under this Lease, or that in the ordinary course of things would be likely to result therefrom;

                  (c) If there should be an abandonment, without a termination by Lessor of Lessee's right to possession, this Lease shall continue in effect (unless and until there shall be such a termination), and Lessor may enforce all rights and remedies under this Lease, including, without limitation, the right to recover the rent (including, without limitation, all amounts payable hereunder) as the rent becomes due under this Lease. Such abandonment shall be an Event of Default and shall be grounds for termination, at Lessor's sole option, of such right to possession at any time unless and until (i) such default shall be cured by occupancy by a permitted assignee or sublessee or reoccupancy by Lessee; and (ii) any other

      Event of Default shall have been cured. No acts of maintenance or preservation of the Premises by Lessor, nor efforts to relet the Premises or a portion thereof, shall be deemed to constitute a termination of Lessee's right to possession;

                  (d) In the event of the exercise by Lessor of any one or more of Lessor's rights and remedies hereunder, Lessee expressly waives, to the maximum extent permitted by applicable law, any and all rights of redemption granted by or under any present or future law;

                  (e) Lessee hereby waives, to the maximum extent permitted by applicable law, (i) all claims and demands against Lessor for damages or loss arising out of or in connection with any re-entering and taking possession of the Premises as permitted by law, and (ii) all claims for damages or loss arising out of or in connection with any destruction of or damage to the Premises, or for any loss of property belonging to Lessee or to any other person or entity that may be in or upon the Premises at the time of such re-entry;

                  (f) Upon taking possession of the Premises, Lessor may, at its sole option, remove all of Lessee's property therefrom and store the same at a public warehouse or elsewhere at the cost and for the account of Lessee. No re-entry nor any reletting under this Article XII shall be deemed to constitute a surrender or termination of this Lease, or of any of the rights reserved by Lessor hereunder, or a release of Lessee from any of Lessee's obligations hereunder, unless Lessor shall specifically notify Lessee, in writing, to that effect. No such reletting shall preclude Lessor from thereafter at any time terminating this Lease as herein provided; and,

                  (g) The various rights, options, elections, powers and remedies of Lessor contained in this Lease shall be cumulative, and no one of them shall be deemed to be exclusive of any of the others or of any right or priority allowed by law or in equity.

            Section 3. Advances: If Lessee shall default in the observance or performance of any term or covenant on Lessee's part to be observed or performed under or in connection with this Lease, Lessor may, but without obligation so to do, in addition to any and all other rights and remedies that Lessor has or may have hereunder at law or in equity, immediately or at any time thereafter perform the same for the account of Lessee. If Lessor makes any expenditure or incurs any obligation for the payment of money in connection therewith, including, without limitation, attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest thereon at the then-maximum lawful rate (or, if there shall be none, at a floating rate five percentage points (5%) above Wells Fargo Bank's announced "prime rate"), shall be deemed to be additional rent hereunder and shall be paid by Lessee to Lessor within 10 days after rendition of a bill to Lessee therefor.

                                  ARTICLE XIII

                             SURRENDER OF POSSESSION

            Section 1. Surrender: At the expiration by lapse of time or other termination of the Lease Term, Lessee shall surrender the Premises in good condition and repair, reasonable wear and tear excepted.

            Section 2. Furnishings: Upon the expiration or other termination of the Lease Term, all Furnishings and other personal property shall immediately become the property of Lessor.

\
            Section 3. No Waiver: No agreement to accept a surrender of this Lease and the Premises, or to waive any provision hereof, shall be valid unless in writing and signed by Lessor. The receipt by Lessor of rent with knowledge of any breach of this Lease by Lessee (other than the failure by Lessee to pay the rent being accepted) shall not be deemed a waiver of such breach. No acceptance by Lessor of a lesser amount than the Basic Rent or Percentage Rent actually due shall be deemed an accord and satisfaction or shall prejudice Lessor's right to recover the balance of such rent or to pursue any other right or remedy. Lessee hereby waives any right to seek damages based upon a claim that Lessor has unreasonably withheld its consent or approval under any provision of this Lease, and acknowledges that Lessee's sole remedy shall be to seek declaratory or injunctive relief.

                                  ARTICLE XIV

                                 SUBORDINATION

            This Lease shall be subject and subordinate to, and Lessee covenants that it will upon Lessor's request execute an agreement subordinating this Lease to, the lien, terms and provisions of any mortgage, deed of trust, deed to secure debt or other encumbrance that may hereafter be placed upon the Premises by Lessor; provided, however, that Lessor first executes (and procures execution by each and every secured party or beneficiary under the encumbrance) and records an agreement that provides, among other things, that if and as long as Lessee is not in default under the terms of this Lease, the secured party or beneficiary:

                  (a) Will at all times and under all conditions (including, without limitation, any foreclosure or other repossession proceedings) recognize, permit and continue the tenancy of Lessee or its permitted successors and assigns on the Premises under the provisions of and for the then-remaining term of this Lease; and

                  (b) Will require that any purchaser or purchasers acquiring the Premises take the Premises subject to such agreement so that the rights of Lessee, or those holding under Lessee, shall not be interfered with or affected in any manner or means.

                                   ARTICLE XV

                                QUIET ENJOYMENT

            Section 1. Covenant: Lessor hereby covenants and agrees with Lessee that, conditioned upon Lessee's prompt payment of the rent and Lessee's performance of all of the terms, covenants and conditions hereof to be performed or observed by Lessee, and subject to the provisions of Section 2 of this
Article XV, Lessee may peaceably and quietly enjoy the Premises in accordance with the provisions of this Lease.

            Section 2. Inability to Perform: If, by reason of a strike, labor troubles, act of God, or other cause outside Lessor's control, including, without limitation, governmental preemption in connection with a national emergency, any rule, order or regulation of any governmental agency, or conditions of supply and demand that are affected by war (whether or not declared by Congress) or other emergency, Lessor shall be unable to fulfill Lessor's obligations under this Lease or shall be unable to supply any service that Lessor is obligated to supply to Lessee that does not affect Lessee's ability to perform hereunder, this Lease and Lessee's obligation to pay rent hereunder shall in no way be affected, impaired or excused.

                                   ARTICLE XVI

                                    INDEMNITY

            Without limiting or modifying anything in this Lease, Lessee shall, to the maximum extent permitted by applicable law, indemnify Lessor for all expenses, damages or fines incurred or suffered by Lessor, by reason of any breach, violation or nonperformance by Lessee, or its agents or employees or invitees, of any covenant, condition or provision of this Lease.

                                  ARTICLE XVII

                                  MISCELLANEOUS

            Section 1. Additional Rent. Any and all monetary obligations of Lessee under this Lease shall be deemed to be additional rent.

            Section 2. Notices: All notices to be delivered pursuant to this Lease shall be in writing and delivered in person or sent by registered or certified mail, to:

            LESSOR: LONG BEACH HOTEL ASSOCIATES, L.L.C.
                    c/o Starwood Lodging Trust, General Partner
                    2231 East Camelback Road, Suite 410
                    Phoenix, AZ 85016
                    Attention: Ronald C. Brown, Sr. Vice President and Chief Financial Officer

            LESSEE: SLC OPERATING LIMITED PARTNERSHIP
                    c/o Starwood Lodging Corporation, Managing General Partner 2231 East Camelback Road, Suite 400
                    Phoenix, AZ 85016
                    Attention: Nir E. Margalit, Secretary and
                    General Counsel

or to such other places as either party may designate in writing from time to time in the manner provided herein for giving notices. All such notices shall be deemed given when mailed.

            Section 3. Successors in Interest: Subject to the provisions set forth in Article X hereof, the obligations of Lessor and Lessee set forth in this Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of both parties.

            Section 4. No Merger: The voluntary or other surrender of this Lease by Lessee or mutual cancellation thereof shall not work a merger, and shall, at Lessor's sole option, either terminate any and all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

             Section 5. Excise Taxes: Lessee shall assume and pay to Lessor at the time of paying rent hereunder any excise, sales, gross receipts or other tax that may be imposed upon or measured by the gross amount of rent received by Lessor or by virtue of the letting of real property, under any law now in effect or hereinafter enacted. The foregoing provision shall not apply to any tax imposed upon or measured by net income from renting.

            Section 6. Survival: Lessee's obligation to observe and perform the terms and conditions of this Lease shall survive the expiration or termination of the Lease Term.

            Section 7. Attorneys' Fees. In the event that any action, suit or proceeding is commenced under or in connection with this Lease or for the recovery of possession of the Premises, the losing party shall pay to the prevailing party in any such action, suit or proceeding the reasonable attorneys' fees incurred in connection therewith, together with all costs and expenses of said prevailing party.

            Section 8. Counterparts: This Lease may be entered into in several counterparts, each of which shall be deemed an original when executed, and which together shall constitute but one and the same Lease.

            Section 9. Lessor's Disclaimer: The name "Starwood Lodging Trust" is the designation of Lessor, a Maryland real estate investment trust, and its trustees (as trustees but not personally) under a Declaration of Trust dated as of August 15, 1969, as amended as of June 6, 1988, and further amended from time to time, and all persons dealing with Lessor must look solely to Lessor's property for the enforcement of any claim against Lessor, as the trustees, officers, agents and security holders of Lessor assume no personal liability for obligations entered into on behalf of Lessor, and their respective properties shall not be subject to claims relating to any such obligation.

            Section 10. Franchise Affiliation; Ground Leases: Lessee agrees to operate the Premises in accordance with the rules and regulations of any franchise agreement under which the Premises are operated, and all expenses associated with maintaining said franchise shall be borne by the Lessee. Lessee, at Lessee's sole cost and expense, shall comply with the terms of any ground lease or similar agreement affecting the Premises.

            Section 11. Arbitration: All references in this Lease to the use of "Arbitration" shall mean an arbitration in accordance with the rules of the American Arbitration Association, or its successor. Notice of demand for arbitration shall be filed in writing with the other party and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. Nothing contained herein shall prevent any party from (i) seeking and obtaining equitable relief, including but not limited to prohibitory or mandatory injunctions, specific performance or extraordinary writs, nor (ii) joining any other party as defendant in any action brought by or against a third party. All fees and expenses of the arbitrators and all other expenses of the arbitration shall be paid as ordered by the arbitrators. Judgment may be entered upon the arbitrator's decision.

            Section 12. No Usury: If the interest rate on any obligation owed by Lessee to Lessor hereunder exceeds the highest lawful rate under any applicable law, such interest rate shall be reduced to the maximum legal limit.

            Section 13. Time: Time is of the essence of this Lease and of the performance or observance of every provision hereof.

            Section 14. Holding Over: In the event Lessee remains in possession of all or any part of the Premises after the expiration of this Lease and without the execution of a new lease, Lessee shall be deemed to be occupying the Premises as a tenant from month to month at a rental equal to the Basic Rent and Percentage Rate and additional rent herein provided and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

            Section 15. Lessor's Right of Access: Lessor and its authorized agents shall be entitled to enter the premises at reasonable times after reasonable written notice, except in case of emergency, for the purpose of (i) inspecting the Premises; (ii) showing the Premises to prospective purchasers and lenders; (iii) posting notices of nonresponsibility and such notices as may be required by law to protect Lessor's interest in the Premises; and (iv) monitoring the observance and performance by Lessee of its obligations hereunder.

            Section 16. Estoppel Certificates: At any time and from time to time within 20 days after request by either party, the other party shall execute and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease is in full force and effect as modified in the manner specified in the statement, and that there are no defenses or offsets claimed by the party making such statement other than those specified therein. The statement shall also state the dates to which the rent and all other charges have been paid in advance. The statement shall be such that it can be relied upon by any person or entity specified in the request.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION THAT MAY BE ENFORCED BY THE PARTIES.

            Section 17. Amendments. This Lease may be amended, extended or otherwise modified only by a writing signed by each of Lessee and Lessor. Lessor and Lessee acknowledge and confirm their mutual intention to review the terms and conditions hereof at such time following the Commencement Date as the parties determine to be appropriate and to make such modifications hereto, if any, as Lessor and Lessee then may agree are appropriate.

                  [remainder of page left intentionally blank]

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first written above.

LESSOR:                                  LESSEE:

By: Long Beach Hotel Associates, L.P.    By: SLC Operating Limited Partnership,
                                             a Delaware limited partnership

By: Starwood Lodging Trust,              By: Starwood Lodging Corporation,
    a Maryland real estate                   a Maryland corporation
    investment trust                         Its: Managing General Partner
    Its: General Partner

    By: /s/ Ronald C. Brown                  By: /s/ Nir E. Margalit
        -----------------------------            -------------------------------
        Ronald C. Brown                          Nir E. Margalit
        Sr. Vice President, CFO                  Vice President, Secretary

WITNESS:                                     WITNESS:

/s/ Gail Jackson                             /s/ Gail Jackson
-------------------------------------        --------------------------------
Print Name: Gail Jackson                     Print Name: Gail Jackson

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